UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015
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BAOSHINN CORPORATION
(Name of small business in its charter)

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Nevada	333-13491	20-3486523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 1010 Miramar Tower 132 Nathan Road, Tsim Sha Tsui Kowloon,Hong Kong
(Address of principal executive offices)

Registrant's telephone number:  (852) 5984-7571

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.02 Unregistered Sales of Equity Securities

On January 13, 2015 the Registrant completed an offering of 140,000 shares of common stock and warrants (the “Units”).  The warrants are exercisable for a period of two years after the subscription date at an exercise price of $.40 per share.  These Units were sold to one shareholder for a total consideration of $42,000.  These Units were sold on a private placement basis and the Company paid no commission in connection with such sales.

All sales were made outside of the United States.  Securities issued by the Company in these transactions are deemed “restricted securities” within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the “private placement” exemption under Section 4(2) of the Securities Act.  These transactions did not involve any public offering of securities.  The Investor who purchased securities in the private placement had access to information about the Registrant which was necessary to allow it to make an informed investment decision.  The Registrant has been informed that the shareholder is able to bear the economic risk of its investment and it is aware that the securities are not registered under the Securities Act.  The purchaser of the securities has been notified that the securities cannot be re-offered or re-sold unless the securities are registered or are qualified for sale pursuant to an exemption from registration.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

The purchaser represented in writing that it acquired the securities for its own accounts and not with a view to or for resale in connection with any distribution.  A legend will be placed on each of the stock certificates stating that the securities are restricted, they have not been registered under the Securities Act and they cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAOSHINN CORPORATION
Dated: Jan 14, 2015	By:	/s/ Sean Webster
	Name:	Sean L. Webster
	Title:	President

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